Exhibit 99.1

Contact: Jim Stark, 972-819-0900, jstark@efji.com

EFJ, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results and

Projects Significant Revenue and Profit Growth in 2007

Irving, TX – March 7, 2006 – EFJ, Inc. (NASDAQ: EFJI) today announced its results for the fourth quarter and fiscal year of 2006. Revenues were $23.9 million for the fourth quarter of 2006 compared to revenues of $29.8 million recorded in the fourth quarter of 2005. The revenue decrease as compared to 2005 was attributable primarily to lower revenues at the Company’s private wireless business segment. The net loss for the fourth quarter of 2006 was $7.8 million compared to net income of $15.4 million for the same period of 2005. The basic loss per share for the fourth quarter of 2006 was $0.30 compared to a basic net income per share of $0.60 for the fourth quarter of 2005.

Revenues for fiscal year 2006 were $96.7 million, an increase of $2.1 million compared to revenues of $94.6 million for fiscal 2005. The net loss for 2006 was $6.8 million or $0.26 per basic share compared to net income of $22.5 million or $1.07 per basic share for fiscal 2005. The Company recorded a non-cash expense of $1.8 million, related to stock based compensation under SFAS 123R and $0.7 million related to the amortization of acquired intangible assets for fiscal year of 2006.

“Our private wireless business segment was much softer than anticipated. This was due to market delays in shipping rebanding orders, shifts in product mix and unanticipated outsourcing issues which delayed our launching of new improved products,” stated Michael E. Jalbert, EFJ, Inc. chairman and chief executive officer.

“Our recent acquisition will add new opportunities in the emerging secured wireless markets and our record backlog of $136.5 million at the end of 2006 recognizes our ability to gain new customers in our existing markets and creates a solid foundation for the coming year. We continue to be optimistic about the future and believe we will have significant revenue growth and improved profitability in 2007.” Jalbert added.

About EFJ, Inc.

EFJ, Inc. is the Irving, Texas based parent company to industry-leading secure wireless and private wireless solution businesses. EFJ, Inc. is home to 3e Technologies International; a leading provider of FIPS validated wireless data infrastructure and software with interoperable security; the EFJohnson Company, one of the first developers of Project 25 mobile communications products and solutions; and Transcrypt International, a leader in secure solutions to protect sensitive voice communications. For more information, visit http://www.efji.com.

Conference Call and Web Cast

The Company announced on February 14, 2007 that it has scheduled an investor conference call for today, March 7, 2007, at 9:00 a.m. Eastern Time. The call will be available via 800-500-0177. Participants are urged to call in to the conference call at least 10 minutes prior to the start time. Replays of the call will be available starting at 12:00 Noon Eastern Time on Wednesday, March 7, 2007 and continuing until 12:00 Midnight Monday March 12, 2007. The replay number is 888-203-1112, and the reservation number is 8411871. The call will be accessible via webcast at www.vcall.com by clicking EFJI under “Today’s VCalls.” Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. The call will be archived for 30 days.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, our expectations on profitability, margin improvement for the business, improved costs on our radio products, and backlog. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the progress of the 800 MHz reconfiguration program, our ability to increase our margin at our private wireless segment, the percentage of backlog which is filled during a period, our reliance on third-party suppliers, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components which meet our specifications, the timing of future product development, the actual operational expense experienced, dependence on continued funding of governmental agency programs, the Company’s ability to efficiently and cost effectively integrate and operate the acquired business of 3eTI, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

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EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and twelve months ended December 31, 2006 and 2005

(in thousands, except share and per share data)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)
Revenues	$23,906	$29,817	$96,721	$94,616
Cost of sales	18,944	15,364	61,291	45,671

Gross profit	4,962	14,453	35,430	48,945

Operating expenses:
Research and development	3,599	2,625	12,276	13,686
Sales and marketing	2,947	2,589	10,470	10,326
General and administrative	6,564	4,135	18,928	12,982
Amortization of intangibles	423	3	727	6
Write-off of in-process R&D	0	0	1,600	0

Total operating expenses	13,533	9,352	44,001	37,000

Income (loss) from operations	(8,571)	5,101	(8,571)	11,945

Other income (expense)	0	(30)	0	(36)
Interest income	286	396	1,551	753
Interest expense	(251)	(16)	(506)	(70)

Income (loss) before income taxes	(8,536)	5,451	(7,526)	12,592

Income tax benefit	745	9,957	745	9,957

Net income (loss)	$(7,791)	$15,408	$(6,781)	$22,549

Net income per share – Basic	$(0.30)	$0.60	$(0.26)	$1.07

Net income per share – Diluted	$(0.30)	$0.59	$(0.26)	$1.06

Weighted average common shares – Basic	26,018,989	25,616,697	25,844,956	20,984,688

Weighted average common shares – Diluted	26,327,811	26,007,525	26,207,242	21,253,783

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EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2006 and December 31, 2005

(in thousands, except share and per share data)

ASSETS	DECEMBER 31, 2006	DECEMBER 31, 2005
Current assets:
Cash and cash equivalents	$22,885	$39,107
Accounts receivable, net of allowance for returns and doubtful accounts of $547 and $135, respectively	23,427	35,745
Receivables – other	8,673	7,209
Cost in excess of billings on uncompleted contracts	3,940	1,726
Inventories	24,411	14,092
Deferred income taxes	3,814	1,287
Prepaid expenses	1,317	692

Total current assets	88,467	99,858

Property, plant and equipment, net	6,744	4,573
Deferred income taxes, net of current portion	16,115	22,853
Goodwill	25,513	5,126
Intangible assets, net of accumulated amortization	15,638	1,615
Other assets	86	213

TOTAL ASSETS	$152,563	$134,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt obligations	$5	$65
Accounts payable	11,097	5,611
Accrued expenses	8,111	7,344
Billings in excess of cost on uncompleted contracts	427	5
Deferred revenue	885	363
Total current liabilities	20,525	13,388

Long-term debt obligations, net of current portion	15,000	5
Other Liabilities	332	—

TOTAL LIABILITIES	35,857	13,393

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 50,000,000 voting shares authorized, 26,179,707 and 25,867,094 issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	262	259
Additional paid-in capital	151,665	150,387
Accumulated other comprehensive loss	(332)	—
Unearned stock compensation	—	(1,693)
Accumulated deficit	(34,889)	(28,108)

TOTAL STOCKHOLDERS’ EQUITY	116,706	120,845

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,563	$134,238

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